Exhibit 24.1

POWER OF ATTORNEY

THE BANK OF NEW YORK MELLON CORPORATION

Know all men by these presents, that each person whose signature appears below constitutes and appoints Jane C. Sherburne and Craig T. Beazer, and each of them severally (for so long as each such individual is an employee of The Bank of New York Mellon Corporation or an affiliate of The Bank of New York Mellon Corporation), such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities, (1) to sign one or more Registration Statements pursuant to the Securities Act of 1933, as amended, with respect to the registration of securities (including common stock, preferred stock, senior debt securities, senior subordinated debt securities, junior subordinated debentures, trust preferred securities, depositary shares, stock purchase contracts, stock purchase units, and warrants) issued or guaranteed by The Bank of New York Mellon Corporation, and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; (2) to sign and file any and all documents and instruments required by state securities or blue sky laws in connection with the registration of any or all of the securities covered by the above Registration Statements; and (3) to sign any documents in connection with related filings under the Securities Exchange Act of 1934, the Trust Indenture Act of 1939 or the Investment Company Act of 1940 and any filings related to applications for listing of the securities on any stock exchanges, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective as of June 11, 2013 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the secretary of The Bank of New York Mellon Corporation.

/s/ Ruth E. Bruch Ruth E. Bruch, Director	/s/ John A. Luke, Jr. John A. Luke, Jr., Director

/s/ Nicholas M. Donofrio Nicholas M. Donofrio, Director	/s/ Mark A. Nordenberg Mark A. Nordenberg, Director

/s/ Gerald L. Hassell Gerald L. Hassell, Director	/s/ Catherine A. Rein Catherine A. Rein, Director

/s/ Edmund F. Kelly Edmund F. Kelly, Director	/s/ William C. Richardson William C. Richardson, Director

/s/ Richard J. Kogan Richard J. Kogan, Director	/s/ Samuel C. Scott III Samuel C. Scott III, Director

/s/ Michael J. Kowalski Michael J. Kowalski, Director	/s/ Wesley W. von Schack Wesley W. von Schack, Director